Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Prothena Corporation plc

We consent to the use of our report dated March 28, 2013, with respect to the consolidated balance sheet of Prothena Corporation plc and subsidiaries as of December 31, 2012, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-8.

/s/ KPMG LLP

San Francisco, California

April 3, 2013